UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2020

MOELIS & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36418	46-4500216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 5th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 883-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of Exchange on which registered
Class A Common Stock	MC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 4, 2020, the Company held its annual meeting of stockholders. At the meeting, stockholders voted on proposals (1) to elect eight directors to the Company’s board of directors; (2) approve, on an advisory basis, the compensation of the Company’s named executive officers and (3) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Following is the final tabulation of votes cast at the meeting.

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kenneth Moelis	130,271,350	18,544,669	4,809,507
Navid Mahmoodzadegan	129,429,253	19,386,766	4,809,507
Jeffrey Raich	129,434,959	19,381,060	4,809,507
Eric Cantor	129,183,880	19,632,139	4,809,507
Elizabeth Crain	129,435,215	19,380,804	4,809,507
John A. Allison IV	142,932,802	5,883,217	4,809,507
Yolonda Richardson	142,922,991	5,893,028	4,809,507
Kenneth L. Shropshire	142,937,058	5,878,961	4,809,507

Proposal 2

The non-binding, advisory vote on executive compensation was approved, on an advisory basis, based upon the following final tabulation of votes:

For	145,186,343
Against	3,534,325
Abstain	95,351
Broker non-votes	4,809,507

Proposal 3

The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020 was ratified, based upon the following final tabulation of votes:

For	152,920,005
Against	630,171
Abstain	75,350
Broker non-votes	—

(c) Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOELIS & COMPANY

By:	/s/ Osamu Watanabe
Name:	Osamu Watanabe
Title:	General Counsel and Secretary

Date: June 5, 2020